Exhibit 99.1

Marvell Announces Additional $5 Billion Stock Repurchase Authorization and

$1 Billion Accelerated Share Repurchase Program

$1 Billion ASR in Addition to $300 Million Repurchased in Current Quarter

JP Morgan Fireside Chat with Marvell Chairman and CEO to be Livestreamed on September 24, 2025 at 10AM Pacific Time

SANTA CLARA, Calif. – Sept. 24, 2025 – Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today announced that its Board of Directors has authorized a new $5 billion stock repurchase program.

This new authorization builds on Marvell’s ongoing commitment to return capital to stockholders. As of August 2, 2025, the Company had approximately $2.0 billion remaining under its prior repurchase authorization. Since then, Marvell has repurchased $300 million of common stock in the current quarter under its regular program. In addition, the company has entered into an accelerated share repurchase (ASR) agreement with a leading financial institution to repurchase $1 billion of its common stock.

“This ASR reflects our conviction in the business and the intrinsic value of our stock, as we drive sustained revenue and cash flow growth,” said Matt Murphy, Chairman and CEO of Marvell. “Our strong balance sheet provides us the flexibility to continue investing in long-term growth, particularly as we pursue the large and expanding opportunity in accelerated infrastructure for AI.”

Upcoming Event

Marvell Chairman and CEO Matt Murphy will participate in a fireside chat hosted by JP Morgan on September 24, 2025, at 10AM Pacific Time. To stream the call live, pre-registration is required.

Please register at the following link in order to receive connection details: https://jp-morgan-fireside-chat-with-marvell-ceo-matt-sep-2025.open-exchange.net/

Once registered, a link will be emailed to stream the call live.

Forward Looking Statements

Statements in this report that refer to future plans and expectations, including with respect to the ASR Agreement, the settlement of such agreement, stock repurchases and capital return practices, are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to the Company’s valuation and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. Such statements are based on management’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s expectations include, among others, the ability of the Dealer to the ASR Agreement to buy or borrow shares of Company common stock; the market price of the Company’s common stock during the term of an ASR Agreement; the impact of global and regional economic and market conditions, including illiquidity and other risks of instability in the banking and financial services industry; and the factors set forth in the Company’s most recent reports on Forms 10-K and 10-Q. The Company does not undertake, and expressly disclaims any duty, to update any statement made in this report, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 30 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.

Marvell and the M logo are trademarks of Marvell or its affiliates. Please visit www.marvell.com for a complete list of Marvell trademarks. Other names and brands may be claimed as the property of others.

For further information, contact:

Ashish Saran

Senior Vice President, Investor Relations

408-222-0777

ir@marvell.com